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                                                                    EXHIBIT 21.1


                                 Subsidiaries
                                 ------------


     Name                                    State of Incorporation
     ----                                    ----------------------

Kohl's Department Stores, Inc.                     Delaware

Kohl's Investment Corporation                      Delaware

Kohl's Illinois Corporation*                       Nevada

Kohl's Receivables Corporation*                    Wisconsin

Kohl's Pennsylvania, Inc.*                         Pennsylvania



* These subsidiaries are wholly owned subsidiaries of Kohl's Department Stores, Inc.